Certifications

                                  EXHIBIT 99.1
                              CERTIFICATION OF CEO

     To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                              By: /s/ Harry J. Bailey
                                  ---------------------------------------------
                                  Name:  Harry J. Bailey
                                  Title:  President and Chief Executive Officer


Date: August 14, 2002


                                  EXHIBIT 99.2
                              CERTIFICATION OF CFO

To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2002, fully complies with the requirements of Section 13(a) or 14(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                              By: /s/ Bradley L. Smith
                                  ---------------------------------------------
                                  Name:  Bradley L. Smith
                                  Title:  Senior Vice President - Treasurer



Date: August 14, 2002